040105

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Barbara K. Cegavske	20160522878-11
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 12/01/2016 10:21 AM
	Entity Number E0518112016-0

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

(This document was filed electronically.)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: TGS INTERNATIONAL LTD.

2. Registered Agent for Service of Process: (check only one box)

[X] Commercial Registered Agent: GKL REGISTERED AGENTS OF NV, INC.
Name

[ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity

Street Address | City | Nevada | Zip Code

Mailing Address (if different from street address) | City | Nevada | Zip Code

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares with par value: 300000000 | Par value per share: $ 0.00010 | *Number of shares without par value:* 0

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

	Name	Street Address	City	State	Zip Code
1)	CHUNG SZETO	UNIT 3, 6420 - 4 STREET NE	CALGARY, ALBERTA, CA	CA	T2K 5M8
2)	SAU CHUN YU	UNIT 3, 6420 - 4 STREET NE	CALGARY, ALBERTA, CA	CA	T2K 5M8

5. Purpose: (optional; required only if Benefit Corporation status selected)

The purpose of the corporation shall be: ANY LEGAL PURPOSE

6. Benefit Corporation: (see instructions) [ ] Yes

7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

Name: CHUNG SZETO
X CHUNG SZETO
Incorporator Signature

Address: UNIT 3, 6420 - 4 STREET NE | City: CALGARY, ALBERTA, CA | State: CA | Zip Code: T2K 5M8

8. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X GKL REGISTERED AGENTS OF NV, INC.
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity

Date: 12/1/2016

This form must be accompanied by appropriate fees.

Schedule "A"
to the Articles of Incorporation
of TGS International Ltd.

Item 3. - Authorized Stock: (number of shares corporation is authorized to issue)

300,000,000 shares broken down as follows:

> 200,000,000 common shares with par value of $0.0001, all of which stock shall be entitled to voting power; and
>
> 100,000,000 preferred shares with par value of $0.0001. To the fullest extent permitted by the laws of the State of Nevada (currently set forth in NRS 78.195 and 78.1955), as the same now exists or may hereafter be amended or supplemented, the Board of Directors may fix and determine the designations, rights, preferences or other variations of such class or series within each class of capital stock of the Corporation. The Corporation may issue the shares of stock for such consideration as may be fixed by the Board of Directors.